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                                                        Exhibit 10.2

              PARTNERSHIP INTEREST PURCHASE AGREEMENT


This Partnership Interest Purchase Agreement (the "Agreement"), dated as of the 23rd day of December, 1996, is by and among Home Properties of New York, L.P., a New York limited partnership (the "Partnership"), Home Properties of New York, Inc., a Maryland corporation and the general partner of the Partnership (the "General Partner"), and State Treasurer of the State of Michigan, Custodian of Michigan Public School Employees' Retirement System, State Employees' Retirement System, Michigan State Police Retirement System and Michigan Judges' Retirement System ("SMRS").

                            WITNESSETH:

WHEREAS, the Partnership desires to issue and sell to SMRS the Class A Limited Partnership Interest in the Partnership (the "Class A Interest") as such interest is described in Amendment No. 9 ("Amendment No. 9") to the Amended and Restated Agreement of Limited Partnership of the Partnership (together with Amendment No. 9 and prior amendments, the "Partnership Agreement");

WHEREAS, SMRS desires to purchase the Class A Interest from the Partnership;

WHEREAS, the General Partner is the general partner of the Partnership and has been asked by SMRS to covenant and agree as to certain matters in connection with the issuance and sale of the Class A Interest to SMRS;

WHEREAS, the General Partner as general partner of the Partnership and the holder of significant interests in the Partnership will benefit from the issuance and sale of the Class A Interest to SMRS;

NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning given them in the Partnership Agreement. The following capitalized terms shall have the meanings indicated:

      1.1   "Action"  shall  mean any suit,  arbitration,  inquiry,
proceeding   or  injunction  by  or  before  any  Governmental   or
Regulatory Authority, court or arbitrator.

     1.2 "Affiliate" shall have the meaning specified in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

      1.3 "Approval Breach" shall mean the taking by the General Partner of any of the actions described in paragraphs (a) and (b) of Section 6.4 of this Agreement and

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paragraph (b) of Section 10.07
of Amendment No. 9 without obtaining the prior approvals specified in those sections.

      1.4 "Articles of Incorporation" shall mean the Articles of Amendment and Restatement of the Articles of Incorporation of the General Partner, as currently in effect.

      1.5  "Board" shall mean the Board of Directors of the General
Partner.

      1.6 "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

      1.7 "Class A Interest Holder" shall mean any Person holding all or any portion of the Class A Interest.

      1.8 "Closing" shall mean the consummation of the transactions contemplated by Section 2 of this Agreement.

      1.9 "Closing Date" shall mean December 30, 1996, the date on which the Closing occurs.

      1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     1.11 "Company Reports" shall mean each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by the General Partner or relating to its properties since the effective date of the Registration Statement, which are set forth in Schedule 3.5(a) hereto (including exhibits and any amendments thereto).

      1.12 "Equity Capitalization" shall mean the aggregate of the Value of the Class A Interest, the Value of the Units not owned by the General Partner and the Market Value of all outstanding HP Shares at the time that the determination is made.

      1.13 "Equity Ownership" shall mean, with respect to each Class A Interest Holder, the percentage obtained by dividing the sum of the Value of the Class A Interest and the Value of the HP Conversion Shares held by that Class A Interest Holder on the date that the calculation is made by the Equity Capitalization.

       1.14   "GAAP"  shall  mean  generally  accepted   accounting
principles.

      1.15 "Governmental or Regulatory Authority" shall mean any government or state (or any subdivision thereof) of or in the United States, or any foreign country, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal thereof.

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      1.16 "HP Conversion Shares" shall mean the HP Shares received on conversion of all or any portion of the Class A Interest that have not previously been transferred on a Public Basis.

      1.17 "HP Shares" shall mean the common stock, par value $.01 per share, of Home Properties of New York, Inc.

      1.18 "Investor Group Representative" shall mean the Person appointed by the Rights Holders to act as their representative as described in paragraph (d) of Section 6.4 of this Agreement

      1.19 "Investor Nominee" shall mean each director that the Rights Holders shall have the right to have on the Board as described in Section 6 of this Agreement

      1.20 "Key Committee" shall mean, with respect to the Board, the Audit Committee, the Compensation Committee and any committee of the Board, special or otherwise, which shall be charged with exercising substantial authority on behalf of the Board.

      1.21 "Law" shall mean all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, country, city or other political subdivision or of any Governmental or Regulatory Authority.

      1.22 "Liabilities" shall mean, as to any person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such person, whether accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by GAAP to be reflected, in such person's or entity's balance sheets or other books and records, including: (i) all indebtedness or liability of such person for borrowed money, or for the purchase price of property or services (including trade obligations); (ii) reimbursement obligations of such person in respect of letters of credit; (iii) all liabilities of other persons or entities, directly or indirectly, guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), or discounted with recourse by such person or with respect to which the person in question is otherwise directly or indirectly liable;
(iv) all obligations secured by any lien on property of such person, whether or not the obligations have been assumed; and (v) all other items which have been, or in accordance with GAAP would be, included in determining total liabilities on the liability side of the balance sheet.

      1.23 "Liens" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

      1.24 "Lock-Up Letter" shall mean the letter agreement, dated the date of this Agreement, from SMRS to the General Partner whereby SMRS acknowledges certain

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restrictions on the sale of HP
Shares  received on conversion of all or a portion of the  Class  A
Interest.

     1.25 "Market Value" shall have the meaning given it in Section
1.41 of the Partnership Agreement, provided that the Rights Holders, by accepting the issuance or assignment to them of the Class A Interest or HP Conversion Shares, covenant and agree that, during the ten (10) consecutive trading days immediately preceding the date on which the Market Value is to be determined, they will not purchase or sell any HP Shares, cause the purchase and sale of any HP Shares or take any other actions that are intended to or that actually affect the market price of HP Shares.

      1.26 "Material Adverse Effect" shall mean a material adverse effect on the financial condition, result of operations or business of the General Partner, the Partnership or the Subsidiaries taken as a whole.

     1.27 "Order" shall mean any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

      1.28 "Original Investment" shall mean the sum of Thirty Five Million and 00/100 Dollars ($35,000,000).

      1.29 "Preferred Return" shall mean the distribution payable to the Class A Interest Holders as described in Section 10.04 of the Partnership Agreement.

      1.30 "Preferred Return Breach" shall mean the failure to make a payment of the Preferred Return, in whole or in part, for a period of thirty (30) Business Days after the payment was due.

      1.31 "Private Offering" shall mean all private offerings of stock (whether common or preferred) made by the General Partner and all private offerings of Partnership Interests (including Units) by the Partnership.

      1.32 "Proceeding" shall mean any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

      1.33 "Properties" shall mean all real property owned or leased by the Partnership, the General Partner or the Subsidiaries (collectively, and together with all buildings, structures and other improvements and fixtures located on or under such land and all easements, rights and other appurtenances to such land).

      1.34 "Public Basis" shall mean the sale of any HP Shares by means of the facilities of any public stock exchange or in any Public Offering.

      1.35 "Public Offering" shall mean a public offering of HP Shares, preferred shares of the General Partner or Partnership Interests (including Units), other than a registration relating solely to the sale of securities to participants in a dividend reinvestment plan, a

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registration on  Form  S-4  relating  to  a
business combination or similar transaction permitted to be registered on such Form S-4, a registration on Form S-8 relating solely to the sale of securities to participants in a stock or employee benefit plan, or a registration permitted under Rule 462 under the Securities Act registering additional securities of the same class as were included in an earlier registration statement for the same offering and declared effective.

       1.36   "Registration  Rights  Agreement"  shall   mean   the
Registration Rights Agreement, to be dated the date of this Agreement, to be entered into between the General Partner and SMRS..

      1.37 "Registration Statement" shall mean the Registration Statement on Form S-11 filed by the General Partner with the SEC in connection with its initial public offering of HP Shares.

      1.38 "REIT" shall mean a real estate investment trust within the meaning of the Code.

      1.39 "Rights Holders" shall mean the Class A Interest Holders and the holders of HP Conversion Shares.

      1.40 "Rights Termination Date" shall mean the date on which the combined Value of the Class A Interest and the Value of the HP Conversion Shares held by the Rights Holders: (i) shall be less than $35,000,000 and (ii) shall cease to exceed 8% of the Equity Capitalization for a period of 30 consecutive trading days.

      1.41 "SEC" shall mean the Securities and Exchange Commission.

      1.42 "Securities Laws" shall mean the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      1.43 "Stock Option Plan" shall mean the Stock Option Plan of the General Partner whereby certain of the directors and employees of the General Partner have been and will be granted options to purchase HP Shares.

      1.44 "Subsidiaries" shall mean Home Properties Management, Inc. and Conifer Realty Corporation, both of which are Maryland corporations.

      1.45  "Units"  shall  mean each of the fractional,  undivided
partnership  interests  of  partners  of  the  Partnership   issued
pursuant to Sections 3.01 and 3.02 of the Partnership Agreement.

      1.46 "Value of the HP Conversion Shares" shall mean the Market Value of the equivalent number of HP Shares.

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      1.47  "Value of the Class A Interest" shall mean  the  Market
Value of the HP Shares into which the Class A Interest can be converted.

      1.48 "Value of the Units" shall mean the Market Value of the HP Shares into which the outstanding Units can be converted.

2.   Purchase of Class A Interest.

     2.1 Purchase. On the terms and subject to the conditions set forth in this Agreement, the Partnership shall issue and sell to SMRS and SMRS shall purchase from the Partnership 100% of the Class A Interest and SMRS shall be admitted as a limited partner to the Partnership and the sole holder of such Class A Interest. The aggregate purchase price for the Class A Interest shall be the Original Investment.

      2.2 The Closing. The Closing will take place at the offices of the General Partner, or at such other place as SMRS and the Partnership mutually agree, at 10:00 am, local time, on December 30, 1996. At the Closing, SMRS will pay the Original Investment by wire transfer of immediately available funds to such account as the Partnership may reasonably direct by written notice delivered to SMRS. Simultaneously therewith, the Partnership will issue and sell to the SMRS good and valid title in and to the Class A Interest, free and clear of all liens, delivering to SMRS Amendment No. 9, duly executed by the General Partner. At the Closing, there shall also be delivered to the Partnership and SMRS the agreements, certificates and opinions to be delivered under Section
2.3 and Section 2.4.

      2.3 Conditions to the Obligations of SMRS. The obligations of SMRS hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by SMRS in its sole discretion):

       (a) Representations and Warranties. Each of the representations and warranties made by the General Partner and the Partnership (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

      (b) Performance. The General Partner and the Partnership shall have performed and complied with, in all material respects, each agreement, covenant and obligations required by this Agreement to be so performed or complied with by the General Partner and the Partnership at or before the Closing.

      (c) Officers' Certificates. The General Partner and the Partnership shall have delivered to SMRS a certificate, dated the Closing Date and executed by the President of the General Partner, in form and substance reasonably satisfactory to SMRS, confirming the matters specified in Section 2.3(a) and (b) and confirming the incumbency of the specified officers of the General Partner.

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      (d)   Orders and Laws.  There shall not be in effect  on  the
Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the other transactions contemplated hereby or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to SMRS, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to SMRS, the General Partner, the Partnership or the Subsidiaries of any such Law.

       (e) Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any governmental or regulatory authority necessary to permit SMRS, the General Partner and the Partnership to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby (i) shall have been duly obtained, made or given, (ii) shall be in form and substance reasonably satisfactory to SMRS, (iii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iv) shall be in full force and effect.

     (f) Opinion of Counsel. SMRS shall have received the opinion of Nixon, Hargrave, Devans & Doyle, counsel to the General Partner and the Partnership, dated the Closing Date, substantially in the form and to the effect of Exhibit A hereto, and to such further effect as SMRS may reasonably request.

     (g) Appointment of Director. The designee of SMRS shall have been appointed to the Board of Directors of the General Partner and SMRS shall have received evidence of such appointment reasonably satisfactory to SMRS.

       (h)    Other  Agreements.   The  General  Partner  and   the
Partnership shall have executed and delivered to SMRS Amendment No. 9, the Registration Rights Agreement and the Lock-Up Letter.

      (i) Proceedings. All proceedings to be taken on the part of the General Partner and the Partnership in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to SMRS, and SMRS shall have received copies of all such documents and other evidences as SMRS may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

      2.4 Conditions to the Obligations of the General Partner and the Partnership. The obligations of the General Partner and the Partnership hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the General Partner and the Partnership in their sole discretion):

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       (a)    Representations   and  Warranties.    Each   of   the
representations and warranties made by SMRS (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

      (b) Performance. SMRS shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by SMRS at or before the Closing.

      (c) Officers' Certificates. SMRS shall have delivered to the General Partner a certificate, dated the Closing Date and executed by an authorized representative of SMRS, in form and substance reasonably satisfactory to SMRS, confirming the matters specified in Section 2.4(a) and (b) and confirming the incumbency of the specified representatives.

     (d) Purchase Price. SMRS shall have delivered to the General Partner the Original Investment.

      2.5   Use of Proceeds.  The Original Investment described  in
Section 2.1 of this Agreement shall be used by the Partnership to fund acquisitions of multi-family apartment communities and for the repayment of debt.

3.    Representations and Warranties of the General Partner and the
Partnership.   The  General  Partner  and  the  Partnership  hereby
represent and warrant as follows:

     3.1  Organization and Qualification; Subsidiaries.

      (a) The General Partner is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The General Partner has all requisite corporate power and authority to enter into this Agreement, Amendment No. 9, the Registration Rights Agreement and the Lock-Up Letter and to perform its obligations hereunder and thereunder. The General Partner has all the requisite governmental licenses, authorizations, consents and approvals to own, operate, lease and encumber its Properties and carry on its business as now conducted, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

      (b) The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of New York. The Partnership has all requisite partnership power and authority to enter into this Agreement and Amendment No. 9. The Partnership has all the requisite governmental licenses, authorizations, consents and approvals to own, operate, lease and encumber its Properties and carry on its business as now conducted, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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     (c)  Each of the Subsidiaries is a corporation duly organized, validly  existing and in good standing under the laws of the  State
of  Maryland.   Each  of  the Subsidiaries has  all  the  requisite
governmental licenses, authorizations, consents and approvals to own, operate, lease and encumber its Properties and carry on its business as now conducted, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

      (d) Each of the General Partner, the Partnership and the Subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the ownership of its Properties or the conduct of its business requires such qualification, except for any failures to be so qualified or to be in good standing as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (e) The General Partner's Annual Report on Form 10-K for the year ended December 31, 1995 (together with all information incorporated by reference therein, the "Annual Report") sets forth all information regarding the Partnership and the Subsidiaries required to be stated therein. All of the outstanding shares of capital stock of, or other equity interest in, each of the Subsidiaries owned by the Partnership are duly authorized, validly issued, fully paid and nonassessable, and are owned by the Partnership free and clear of all Liens. The following information for each Subsidiary is set forth in Schedule 3.1(e): (i) its name; and (ii) the type of and percentage interest held by the Partnership in the Subsidiary and the names of and percentage interest held by the other interest holders in the Subsidiary. Except as described in the Company Reports, there are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the General Partner, the Partnership or any of the Subsidiaries to issue, transfer or sell any shares of capital stock or equity interests in any of the Subsidiaries.

     (f) The financial statements to the Annual Report set forth a description of all allocations among the General Partner, the Partnership and the Subsidiaries of the material expense incurred by the General Partner, the Partnership and the Subsidiaries, taken as a whole, as are required to be stated therein.

     3.2  Authority Relative to Agreements;  Board Approval.

     (a) The execution, delivery and performance of this Agreement, the Registration Rights Agreement, Amendment No. 9 and the Lock-Up Letter by the General Partner and the Partnership, as the case may be, and the issuance and delivery of the Class A Interest in accordance with the provisions of Amendment No. 9, and the issuance and delivery of the HP Conversion Shares in accordance with the provisions of Amendment No. 9, have been duly and validly authorized by all necessary corporate action on the part of the General Partner and all necessary partnership action on the part of the Partnership. Each of this Agreement, the Registration Rights Agreement, Amendment No. 9 and the Lock-Up Letter has been duly executed and delivered by the General Partner for itself and as the general partner of the Partnership and constitutes the valid and legally binding obligations

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of  the  General  Partner  and   the
Partnership, enforceable against the General Partner and the Partnership in accordance with its terms.

      (b) The Board has, as of the date hereof, approved the transactions contemplated hereby and in the Registration Rights Agreement, Amendment No. 9 and the Lock-Up Letter.

      (c) The Class A Interest to be acquired pursuant to this Agreement has been duly authorized for issuance by the Partnership, and upon issuance will be duly and validly issued, fully paid and nonassessable. The HP Shares issuable by the General Partner upon conversion of the Class A Interest, or any portion thereof, have been duly and validly reserved for such issuance and, when issued upon such conversion in accordance with Amendment No. 9, will be duly and validly issued, fully paid and nonassessable.

      (d) The Board has authorized the creation and issuance of the Class A Interest and the conversion by SMRS of all or a portion of the Class A Interest to HP Shares, provided that on the Conversion Date (as defined in Amendment No. 9) the representations contained in Section 4.6 of this Agreement are true and correct.

      (e) The issuance of the Class A Interest by the Partnership does not, and the issuance of HP Shares by the General Partner upon conversion of the Class A Interest or any portion thereof will not:
(i) require the approval of any partner of the Partnership or any stockholder of the General Partner; (ii) result in the violation or a breach of any provision of the Partnership Agreement of the Partnership, the Articles of Incorporation or By-laws of the General Partner or the General Corporation Law of the State of Maryland; or (iii) require the additional approval of any stockholder of the General Partner under, or result in the violation or a breach of any provision of, the rules, regulations or requirements of the New York Stock Exchange.

      (f) The conversion of the Class A Interest pursuant to the provisions of Amendment No. 9 will not give any stockholder of the General Partner the right to demand the redemption of, or payment for, its shares under the General Corporation Law of the State of Maryland.

     3.3  Capital Stock and Units.

     (a) The authorized capital stock of the General Partner on the date hereof consists of 30,000,000 shares of common stock, par value  $0.01 per share, 10,000,000 shares of preferred  stock,  par value $0.01 per share, and 10,000,000 shares of excess stock, par value $.01 per share. As of the date hereof, there are 6,144,399.156 HP Shares issued and outstanding, and no shares of such preferred stock or excess stock issued and outstanding. All such issued and outstanding HP Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The General Partner has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities the holders of which have the right to vote) with the shareholders of the General Partner on any matter. Other than (i) Units which may be redeemed by the holders thereof for HP Shares or the

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

cash
equivalent thereof (at the option of the General Partner); (ii) options subject to grant under the General Partner's Stock Option Plan, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the General Partner to issue, transfer or sell any shares of capital stock or other equity interests of the General Partner or which entitle any Person to acquire from the General Partner any shares of capital stock or other equity interest in the General Partner.

      (b) As of the date hereof, 7,347,418.156 Units of the Partnership are validly issued and outstanding, fully paid and nonassessable, of which 6,144,399.156 Units are owned by the General Partner and the balance by the Limited Partners. Except for the Class A Interest, there are no other classes of units, or any other form of limited partnership interest, of the Partnership issued or outstanding as of the date hereof and the Partnership has not issued or granted securities convertible into interests in the Partnership, and is not a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, interests in the Partnership, whether issued or unissued.

     (c) Upon the execution and delivery of Amendment No. 9 by the General Partner, the Partnership and SMRS and the issuance and delivery of the Class A Interest in accordance with the provisions thereof, SMRS will be duly admitted to the Partnership as a limited partner.

      (d) SMRS has been exempted from the "Ownership Limit" set forth in Article VII of the Articles of Incorporation with respect to the Class A Interest and the HP Conversion Shares issuable upon conversion of the Class A Interests with the result that the issuance of the Class A Interest to SMRS and the conversion of the Class A Interest to HP Conversion Shares will not violate the Ownership Limit.

      (e) The General Partner has taken all steps that may be necessary to irrevocably exempt SMRS and the present or future affiliates or associates of SMRS or any other person acting in concert or as a group with any of the foregoing from the business combination provisions of Section 3-601 et seq. and from the control share provisions of Section 3-701 et seq. of the Maryland General Corporation Law or any successor statutory provisions.

       (f) Except for interests in the Partnership and the Subsidiaries, none of the General Partner, the Partnership or the Subsidiaries owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities), which would have a material effect on the business prospects and condition (financial or otherwise) and operations of the General Partner and the Partnership.

      (g) The outstanding HP Shares have been issued in accordance with the registration and qualification provisions of the Securities Laws and relevant state securities laws or pursuant to valid exemptions thereto.

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

      (h) Except as set forth in the Company Reports and for the registration rights of certain limited partners of the Partnership, who in the aggregate hold 1,124,282 Units, neither the General
Partner nor the Partnership is obligated to register under the Securities Laws any of its currently outstanding securities or any of its securities that may subsequently be issued.

      (i) As of the Closing Date, the HP Conversion Shares will be approved for listing on the New York Stock Exchange subject to official notice of issuance. After the Closing Date, the General Partner will continue the listing of the HP Conversion Shares required to be delivered upon conversion of all or any portion of the Class A Interest, on the New York Stock Exchange or on each national securities exchange, if any, upon which the outstanding HP Shares are listed as the time of delivery.

     3.4 No Conflicts; No Defaults; Required Filings and Consents. Except as contemplated hereby, neither the execution and delivery by the General Partner and the Partnership of this Agreement nor the consummation by the General Partner and the Partnership of the transactions contemplated hereby in accordance with the terms hereof will:

      (a) conflict with or result in a breach of any provisions of the articles of incorporation or by-laws of the General Partner or the Subsidiaries or the Partnership Agreement;

      (b) result in a breach or violation of, a default under, or the triggering of any payment or other obligations pursuant to, or accelerate vesting under the Stock Option Plan, or similar compensation plan, or any grant or award made under the foregoing;

      (c) violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to the General Partner, the Partnership or the Subsidiaries;

      (d) violate or conflict with or result in a breach of any provision of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the Properties of the General Partner, the Partnership or the Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the General Partner, the Partnership or the Subsidiaries is a party, or by which the General Partner, the Partnership or the Subsidiaries or any of their Properties is bound or affected; or

      (e) require any consent, approval or authorization of, or declaration, notice to, filing or registration with, any Governmental or Regulatory Authority, except for the filing of a Current Report on Form 8-K with the SEC disclosing this Agreement and the consummation of the transactions contemplated hereby.

      3.5  SEC and Other Documents.

      (a) The General Partner has delivered or made available to SMRS the Registration Statement and each of the Company Reports. The Company Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by the General Partner under the Securities Laws. As of their respective dates, the Company Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws; and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. There is no unresolved violation asserted by any
Governmental or Regulatory Authority with respect to any of the Company Reports.

     (b) Each of the balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements or operations, stockholders' equity (deficit) and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presented the results of operations, retained earnings or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and except, in the case of any unaudited statements, normal recurring year-end adjustments which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (c) Except as set forth in the Company Reports or on Schedule 3.5(c), none of the General Partner, the Partnership or the
Subsidiaries   has  any  Liabilities  (nor  do  there   exist   any
circumstances) that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

      3.6  Litigation; Compliance With Law.

      (a) Except as described in Schedule 3.6, there are no legal actions pending or, to the General Partner's knowledge, threatened against the General Partner, the Partnership or any Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or to result in any material change in the equity ownership of the General Partner, the Partnership or any Subsidiaries, or which question the validity of this Agreement, the Registration Rights Agreement, Amendment No. 9 or the Lock-Up Letter or any action taken or to be taken in connection herewith or therewith.

      (b) None of the General Partner, the Partnership or any of the Subsidiaries is in violation of any statute, rule, regulation, order, writ, decree or injunction of any Governmental or Regulatory Authority or any body having jurisdiction over them or any of their respective Properties which, if enforced, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

       3.7   Investment  Company.   The  General  Partner  and  the
Partnership are not, and after giving effect to the sale and issuance of the Class A Interest, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      3.8 Solicitation; Access to Information. No form of general solicitation or general advertising was used by the General Partner or the Partnership or any other person acting on their behalf in respect of or in connection with the offer and sale of the Class A Interest.

      3.9 Absence of Certain Changes or Events. Except as disclosed in the Company Reports filed with the SEC prior to the date hereof or in Schedule 3.9, since September 30, 1996, the General Partner, the Partnership and each of the Subsidiaries has conducted its business only in the ordinary course of such business and has not acquired any real estate or entered into any financing arrangements in connection therewith, and there has not been (a) any change, circumstance or event that would reasonably be expected to result in a Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to HP Shares or the Units; (c) any commitment, contractual obligation, borrowing, capital expenditure or transaction entered into by the General Partner, the Partnership or any of the Subsidiaries, other than commitments which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (d) any change in the General Partner's accounting principles, practices or methods which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

      3.10      Tax Matters; REIT and Partnership Status.

      (a) The General Partner, the Partnership and each of the Subsidiaries has timely filed with the appropriate taxing authority all tax returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such tax return is true, complete and correct in all respects. The General Partner, the Partnership and each of the Subsidiaries have paid within the time and manner prescribed by law, all taxes that are due and payable. The General Partner, the Partnership and each of the Subsidiaries have properly accrued all taxes for such periods subsequent to the periods covered by such tax returns as required by GAAP. None of the General Partner, the Partnership or any of the Subsidiaries has executed or filed with the Internal Revenue Service or any other taxing authority any agreement now in effect extending the period for assessment or collection of any tax. None of the General Partner, the Partnership nor any of the Subsidiaries is a party to any pending action or proceeding by any taxing authority for assessment or collection of any tax and no claim for assessment or collection of any tax has been asserted against any of them and no basis exists for any such claim or assessment. No claim has been made by any Governmental or Regulatory Authority in any jurisdiction where the General Partner, the Partnership or any of the Subsidiaries do not file Tax Returns that they are or may be subject to taxation by that jurisdiction. To the General Partner's knowledge, as of the date hereof: (i) the General Partner is a "domestically-controlled REIT" within the meaning of Code Section 897(h)(4)(B); and (ii) the General Partner is not a "pension held REIT" within the meaning of Code Section 856 (h)(3).

     (b) The General Partner: (i) was eligible and has elected in its federal income tax return for its taxable year ended December 31, 1994 to be taxed as a REIT and such election has and will continue to remain in effect for each of the General Partner's subsequent taxable years and has complied (or will comply) with all applicable provisions of the Code relating to a REIT, for each of its taxable years; (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for each of its taxable years; (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and, to the General Partner's knowledge, no such challenge is pending or threatened; and (iv) assuming the accuracy of SMRS' representation in Section 4.6, will not be rendered unable to qualify as a REIT for federal income tax purposes as a consequence of the transactions contemplated hereby.

      (c) The Partnership has been at all times operating and intends to continue to operate in such a manner as to be classified as a partnership for federal income tax purposes and not an association taxable as a corporation or a publicly traded partnership.

     3.11 Agreements, Etc.

      (a) Neither the General Partner, the Partnership nor the Subsidiaries are in default under or in violation of any provision of the articles of incorporation or by-laws of the General Partner or the Subsidiaries or the Partnership Agreement (or equivalent documents) or any agreement filed as an exhibit to the Company Reports except where such default or violation would not result in a Material Adverse Effect.

      (b) All material agreements, as of the date hereof, entered into by the General Partner, the Partnership or the Subsidiaries, except for agreements entered into in the ordinary course of business, relating to any indebtedness of the General Partner, the development or construction of, additions or expansions to, or management or leasing services for real properties which are currently in effect and under which the General Partner, the Partnership or the Subsidiaries currently have, or expect to incur, any material obligation and which are required to be described in the Company Reports, are described in the Company Reports or in Schedules 3.5(c) and 3.11. No payments, if any thereunder, are delinquent and no notice of such delinquency thereunder has been received by the General Partner, except where such default or violation would not result in a Material Adverse Effect. True and complete copies of such agreements with all amendments and supplements thereto have been made available to SMRS.

     3.12 Financial Records; Company Charter and By-laws.

      (a) The books of account and other financial records of the General Partner, the Partnership and each of the Subsidiaries are in all respects true and complete, have been maintained in accordance with good business practices, and are accurately reflected in all material respects, as required by GAAP, in the financial statements included in the Company Reports.. Except as set forth in the notes thereto, all such financial statements were prepared in accordance with GAAP and fairly present the consolidated financial results of operation of the General  Partner
and its consolidated subsidiaries as of the respective dates thereof and for respective periods covered thereby. Except as described in the Company Reports, the financial conditions of each of the Subsidiaries and the Partnership are consolidated with those of the General Partner.

      (b) The General Partner has previously delivered or made available to SMRS true and complete copies of the Articles of Incorporation and the By-laws of the General Partner and each of the Subsidiaries, each as amended to date, and the Partnership Agreement, and all amendments thereto.

      (c) The minute books and other records of corporate or partnership proceedings of the General Partner, the Partnership and each of the Subsidiaries will be made available to SMRS and contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Board of the General Partner and the Subsidiaries and all actions of the partners of the Partnership.

     3.13 Affiliate Transactions. The Company Reports set forth an accurate description of all transactions with Affiliates, which are required to be included therein. A true and complete copy of all agreements or contracts relating to any such transaction has been made available to SMRS. Except as set forth in the Company Reports, all such transactions were conducted on terms that are substantially the same as those that would have applied in an arm's length transaction.

      3.14 Insurance. The General Partner and the Partnership maintain insurance policies covering the assets, business, equipment, Properties, operations, employees, officers and directors of the General Partner, the Partnership and each of the Subsidiaries which are of a type and in amounts customarily carried by persons conducting businesses similar to those of the General Partner and the Partnership, but in any event in an amount not less than the replacement cost of the Properties insured. There is no material claim by the General Partner, the Partnership or any of the Subsidiaries pending under any of the material insurance policies as to which coverage has been questioned, denied or disputed by the underwriters or such policies.

      3.15 Brokers or Finders. No agent, broker, investment banker or other firm or person, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the General Partner or the Partnership in connection with this Agreement or any of the transactions contemplated hereby for which SMRS will be responsible.

     3.16.     Properties.

     (a) The General Partner, the Partnership and the Subsidiaries have the requisite power, right and authority to conduct their respective businesses as now conducted, or as proposed to be conducted by them, and to own and operate the Properties consistent with past practice and in compliance with applicable law and to enjoy uninterrupted ownership, operation and maintenance of the Properties, except where any such failure could not, individually, or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

      (b) Except as described in the Company Reports, each of the General Partner, the Partnership and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks in such amounts as are prudent and customary in the General Partner's business, and none of the General Partner, the Partnership or the Subsidiaries has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, at a cost that could not reasonably be expected to result in a Material Adverse Effect.

      (c) Each of the General Partner, the Partnership and the Subsidiaries possesses such certificates, authorizations or permits issued by the appropriate regulatory agencies or bodies necessary to conduct the business now conducted by it, or proposed to be conducted by it, and none of the General Partner, the Partnership or the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

     3.17 Environmental Matters.

      (a)   Except  as discussed in the environmental  reports  set
forth  on  Schedule  3.17 or in the Company  Reports,  (A)  to  the
knowledge of the General Partner, the Environment (as defined below) at each of the Properties is free of any Hazardous Substance (as defined below) except for any Hazardous Substance that could not reasonably be expected to have a Material Adverse Effect; (B) neither the General Partner, the Partnership nor the Subsidiaries and, to the knowledge of the General Partner, no prior owner of any Property has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property in violation of any Environmental Law (as defined below) applicable to such Property in an amount that would reasonably be expected to have a Material Adverse Effect and no condition exists on, in or under any Property or, to the knowledge  of  the General Partner, any property  adjacent  to  any
Property that could reasonably be expected to result in the occurrence of material liabilities under, or any material violations of, any Environmental Law applicable to such Property, give rise to the imposition of any material Lien under any Environmental Law, or cause or constitute a material environmental hazard to any property, person or entity, except where such condition or violation could not result in a Material Adverse Effect; (C) neither the General Partner, the Partnership nor the
Subsidiaries is engaged in or intends to engage in any manufacturing or any other similar operations at any Property and, to the knowledge of the General Partner, no prior owner of any Property engaged in any manufacturing or any similar operations at any Property that (i) require the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance (other than paints, stains, cleaning solvents, insecticides, herbicides, or other substances that are used in the ordinary course of operating any Property and in compliance with all applicable Environmental Laws) or (ii) require permits or  are  otherwise
regulated pursuant to any Environmental Law; (D) neither the General Partner, the Partnership nor the Subsidiaries and, to the knowledge of the General Partner, no prior owner of any Property has received any notice of a claim under or pursuant to any
Environmental Law applicable to a Property or under common law pertaining to property at which Hazardous Substances generated at any Property have come to be located; (E) neither the General Partner, the Partnership nor the Subsidiaries and, to the best knowledge of the General Partner, no prior owner of any Property has received any notice from any Governmental or Regulatory Authority claiming any violation of any Environmental Law that is uncured or unremediated as of the date hereof; and (F) no Property
(i) is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA as a potential CERCLA removal, remedial or response site or (ii) is included or proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor have the General Partner, the Partnership or the Subsidiaries received any written notice from the EPA or any other Governmental or Regulatory Authority proposing the inclusion of any Property on such list.

      (b) As used herein, "Hazardous Substance" shall include any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation, pollutant or waste, including any such substance, pollutant or waste identified, listed or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as the same may now or hereafter be amended, or in the EPA's list of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 2302, as the same may now or hereafter be amended); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings and structures;
"Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C.
Section 9601, et seq.) ("CERCLA"), the Resource Conservation Recovery Act, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Toxic Substances Control Act, as amended (29 U.S.C.
Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), together with all rules, regulations and orders promulgated hereunder and all other federal, state and local laws, ordinances, rules, regulations and orders relating to the protection of the environment from environmental effects; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

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

      3.18  Employee Benefit Plans.  The plans listed  in  Schedule
3.18  hereto  are the only employee benefit plans  (as  defined  in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees, former employees and independent contractors, or their beneficiaries and dependents, under which such employees, former employees or independent contractors, or their beneficiaries or dependents, are covered due to an employment or other contractual relationship with the General Partner, the Partnership, the
Subsidiaries  or  any  entity  required  to  be  aggregated  in   a
controlled  group  or  affiliated service group  with  the  General
Partner for purposes of ERISA or the Code, including without limitation, under Section 414(b), (c), (m) or (o) of the Code or
Section 4001 of ERISA, at any relevant time ("Benefit Plans"). With respect to each Benefit Plan, to the extent applicable:

      (i) Such Benefit Plan has been maintained and operated in material compliance with its terms and with the applicable provisions of ERISA, the Code and all other applicable governmental laws and regulations; each such Benefit Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable unrevoked determination letter issued by the IRS as to its tax-qualified status under the Code;

      (ii) There is no material suit, action, dispute, claim, arbitration or legal, administrative or other proceeding or governmental investigation pending, or threatened, alleging any breach of the terms of any such Benefit Plan or of any fiduciary duties thereunder or violation of any applicable statute, law, rule or regulation with respect to any Benefit Plan;

     (iii) No Benefit Plan is or has ever been subject to Title IV of ERISA or Section 412 of the Code; and

      (iv) None of the General Partner, the Partnership or any Subsidiary, or any "party in interest" (as defined in Section 3(14) of ERISA) or any "disqualified person" (as defined in Section 4975 of the Code) with respect to any such Benefit Plan, has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

SMRS nor any plan maintained by SMRS or any of its Affiliates shall be subject to any tax, fine, penalty or other liability of any kind whatsoever, that would not have been incurred by SMRS or any of its Affiliates but for the transactions contemplated hereby.

      3.19 Knowledge Defined. As used herein, the phrase "to the General Partner's knowledge" (or words of similar import) means the actual knowledge of the executive officers of the General Partner and includes any facts, matters or circumstances set forth in any written notice from any government authority or any other material written notice received by the General Partner, the Partnership or any of the Subsidiaries and also includes any matter of which SMRS informs the General Partner in writing.

4.     Representations  and  Warranties  of  SMRS.    SMRS   hereby
represents and warrants to the General Partner and the Partnership as follows:

      4.1 Organization. SMRS is a government sponsored retirement system, duly created, validly existing and in good standing under the laws of the State of Michigan. SMRS has all requisite power and authority to enter into this Agreement, Amendment No. 9, the Registration Rights Agreement and the Lock-Up Letter and to perform its obligations hereunder and thereunder.

       4.2 Due Authorization. The execution, delivery and performance of this Agreement, Amendment No. 9, the Registration Rights Agreement, and the Lock-Up Letter have been duly and validly authorized by all necessary action on the part of SMRS. This Agreement, Amendment No. 9, the Registration Rights Agreement and the Lock-Up Letter have been duly executed and delivered by and constitute the valid and legally binding obligations of SMRS, enforceable against SMRS in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

      4.3   Conflicting Agreements and Other Matters.  Neither  the
execution and delivery of this Agreement, Amendment No. 9, the Registration Rights Agreement, and the Lock-Up Letter nor the performance by SMRS of its obligations herein or thereunder will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in the creation of any mortgage, security interest, encumbrance, lien or charge of any kind upon any of the properties or assets of SMRS, pursuant to, or require any consent, approval or other action by or any notice to or filing with any government authority other than those consents or approvals that have already been obtained or actions that have already been taken as of the date hereof.

      4.4 Acquisition for Investment; Sophistication. SMRS is acquiring the Class A Interest for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and SMRS has no present intention or plan to effect any distribution of the Class A Interest; provided, however, that the disposition of the Class A Interest and the HP Shares to which the Class A Interest can be converted shall at all times be and remain within its control, subject to the provisions of this Agreement, the Partnership Agreement, the Registration Rights Agreement and the Lock-Up Letter. SMRS is able to bear the economic risk of the acquisition of the Class A Interest pursuant hereto and can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment, and therefore has the capacity to protect its own interests in connection with the acquisition of the Class A Interest pursuant hereto.

     4.5 Brokers or Finders. No agent, broker, investment banker or other firm or person, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from SMRS in connection with this Agreement or any of the transactions contemplated hereby for which the General Partner or the Partnership will be responsible.

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

      4.6 REIT Qualification Matters. SMRS is a "qualified trust" described in Section 401(a) of the Code and exempt from tax under
Section 501(a) of the Code. Under Section 856(h) of the Code, SMRS will not be treated as an "individual" for purposes of Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code) and no "individual" owns or would be considered to own (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) in excess of 5.0% of the value of the outstanding equity interests in SMRS.

      4.7 Tax Matters. SMRS acknowledges that none of the General Partner, the Partnership nor its officers, directors, employees or agents have provided advice to SMRS regarding the tax consequences of its investment in the Class A Interest or HP Shares and SMRS has consulted with its tax advisors regarding such consequences.

5.   Certain Additional Covenants.

      5.1 Resale. SMRS acknowledges and agrees that the Class A Interest that SMRS will acquire will not be registered under the Securities Act or the securities laws of any state and that it may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such state securities laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such state securities laws is available.

      5.2 Investment of Additional Funds. For a period of one hundred twenty (120) Business Days following the Closing Date, the Partnership shall have the right to request that SMRS acquire an additional interest in the Partnership for an additional investment of no more than $35,000,000. The purchase of such an additional interest would be on substantially the same terms and conditions as the terms and conditions hereunder, with the additional interest to be so acquired having substantially the same rights and privileges as the Class A Interest. In the event that the Partnership determines that it wishes to exercise the above right, the Partnership shall provide written notice of that determination to SMRS. Within ten (10) Business Days after receipt of that notice, SMRS shall notify the Partnership as to whether it wishes to make the additional investment, which determination shall be in the sole discretion of SMRS. If SMRS elects to make the additional investment, the consummation of that transaction shall take place within thirty (30) Business Days after SMRS has notified the Partnership of its election.

      5.3 Conversion. The Partnership and the General Partner hereby covenant and agree that they shall take, or refrain from taking, as the case may be, any and all actions reasonably necessary or appropriate to allow the Class A Interest Holders to convert all or a portion of the Class A Interest to HP Shares as described in Amendment No. 9.

      5.4 Taking of Necessary Action. Each party hereto agrees to use their best-efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, the Registration Rights Agreement, Amendment No. 9 and the Lock-Up Letter, subject to the terms and conditions hereof and thereof.

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

     5.5  Public Announcements; Confidentiality.

     (a) Subject to each party's disclosure obligations imposed by law and any stock exchange or similar rules and the confidentiality provisions contained in Section 5.5(b), the General Partner, the Partnership and SMRS will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement, the Registration Rights Agreement, Amendment No. 9, the Lock-Up Letter and any of the transactions contemplated hereby or thereby.

      (b) The General Partner and the Partnership agree that all information provided to them or any of their representatives pursuant to this Agreement shall be kept confidential, and the General Partner and the Partnership shall not disclose such information to any persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of the General Partner or the Partnership, as the case may be, who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information; provided, however, the foregoing obligation of the General Partner and the Partnership shall not: (i) relate to any information that: (1) is or becomes generally available other than as a result of unauthorized disclosure by the General Partner and the Partnership or by persons to whom they have made such information available; or (2) is or becomes available to the General Partner and the Partnership on a nonconfidential basis from a third party that is not, to the knowledge of the General Partner and the Partnership, bound by any other confidentiality agreement with SMRS; or (ii) prohibit disclosure of any information if required or requested by law, rule, regulation, court order or other legal or governmental process.

      (c) SMRS covenants and agrees that all information provided to them and their representatives pursuant to this Agreement shall be kept confidential and that SMRS shall not disclose such information to any persons other than its directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates, as the case may be, who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information; provided, however, the foregoing obligation of SMRS shall not: (i) relate to any information that: (1) is or becomes generally available other than as a result of unauthorized disclosure by SMRS or by persons to whom they have made such information available; or (2) is or becomes available to SMRS on a nonconfidential basis from a third party that is not, to the knowledge of SMRS, bound by any other confidentiality agreement with the General Partner and the Partnership; or (ii) prohibit disclosure of any information if required or requested by law, rule, regulation, court order or other legal or governmental process.

      5.6 Information and Access. Prior to the Rights Termination Date, the General Partner, the Partnership and each of the Subsidiaries shall afford to SMRS and its accountants, counsel and other representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to its Properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to SMRS (i) a copy of each report, schedule, and other document filed or received by it pursuant to the requirements of the Securities Laws; and (ii) all other information concerning its business, personnel and properties as SMRS may reasonably request. SMRS and its accountants, counsel and other representatives shall, in the exercise of the rights described in this Section, not unduly interfere with the operation of the business of the General Partner, the Partnership or the Subsidiaries.

      5.7 Revocation of Exemption. The Board has approved the exemption of SMRS from the Ownership Limit, as defined in the Articles of Incorporation, with respect to the Class A Interest and the HP Shares into which the Class A Interest can be converted. In the event that the exemption is revoked for any reason, other than the fact that a re-structuring or re-organization of SMRS causes it to cease to be entitled to "look-through" treatment pursuant to
Section 856(h)(3) of the Code ("SMRS Change"), then, at the request of SMRS, the General Partner shall purchase all of the HP Conversion Shares or Class A Interest then held by SMRS that shall have become Excess Stock, as defined in the Articles of Incorporation (the "Exemption Right"). Such request by SMRS shall be made within twenty (20) Business Days of the receipt of written notice by SMRS from the General Partner that the exemption described above has been revoked. The purchase price (the "Exemption Purchase Price") for the HP Conversion Shares or Class A Interest, as the case may be, to be so purchased pursuant to this
Section 5.7 shall be 110% of the greater of: (i) the Value of the HP Conversion Shares or the Class A Interest, as the case may be, as of the date of purchase; and (ii) the Original Investment, including any Accrued Return, times the percentage of the Class A Interest originally issued hereby still held by SMRS (with all HP Conversion Shares held by SMRS being treated for the purposes of this calculation as if they had not been converted), with the result multiplied by the percentage of the Class A Interest originally issued hereby or HP Conversion Shares, as the case may be, still held by SMRS that have become Excess Stock. Payment of the Exemption Purchase Price shall be made in cash within twenty
(20) Business Days after receipt by the General Partner of notice from SMRS that SMRS is requiring the General Partner to purchase the HP Conversion Shares or the Class A Interest, as the case may be, that have become Excess Stock. In the event that the exemption is revoked as a result of a SMRS Change, then SMRS shall still have the Exemption Right, but the Exemption Purchase Price shall be 100% of the greater of: (i) Value of the HP Conversion Shares or the Class A Interest, as the case may be, as of the date of purchase; and (ii) the Original Investment, including any Accrued Return, times the percentage of the Class A Interest originally issued hereby and HP Conversion Shares still held by SMRS (with all HP Conversion Shares held by SMRS being treated for purposes of this calculation as if they had not been converted), with the result multiplied by the percentage of the Class A Interest originally issued hereby or HP Conversion Shares, as the case may be, still held by SMRS that have become Excess Stock.

      5.8 New York Stock Exchange Listing. On or prior to the Closing Date, the General Partner will cause the HP Conversion Shares to be approved for listing on the New York Stock Exchange subject to official notice of issuance. After the Closing Date, the General Partner will cause to be continued the listing on the New York Stock Exchange or on each national securities exchange, if any, upon which the outstanding HP Shares are listed at the time of delivery of the HP Conversion Shares required to be delivered upon conversion of all or any portion of the Class A Interest.

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

6.   Board of Directors

     6.1  Investor Nominees.

      (a)  (i)    The Rights Holders,  as a group, shall  have  the
right to nominate and to have appointed to the Board by the existing directors of the General Partner one Investor Nominee prior to the Closing Date to serve until the next following annual meeting of shareholders. The initial Investor Nominee selected by SMRS, as the current sole Rights Holder, is Alan L. Gosule.

         (ii) The Rights Holders, as a group, shall have the right, as specified below, to have additional directors (each referred to also as an "Investor Nominee"):

                (A) In the event of an Approval Breach, and in addition to any other rights or remedies available to the Rights Holders at law or in equity, the number of directors that the Rights Holders shall have the right to nominate and to have appointed to the Board shall be increased to two (2) directors to be appointed by the other directors of the General Partner as soon after the Approval Breach as practicable to serve until the next following annual or special meeting of shareholders.

                (B) In the event of a Preferred Return Breach, and in addition to any other rights or remedies available to the Rights Holders in law or at equity, the number of directors that the Rights Holders shall have the right to nominate and to have appointed to the Board shall be increased as follows, with such additional Investor Nominees to be appointed by the other directors of the General Partner as soon after the Preferred Return Breach as practicable to serve until the next following annual or special meeting of the shareholders:

      (1)   Initial  Preferred Return Breach:    Investor  Nominees
increase to 2

     (2)  Preferred Return Breach that
            extends for 4 consecutive quarters:   Investor Nominees
increase to 3

     (3)  Preferred Return Breach that
            extends  for  6 consecutive quarters:     I    Investor
Nominees increase to 4

      (b) To effectuate the placement of each Investor Nominee on the Board, the General Partner shall: (i) expand the size of the Board so that there are at least as many Board seats as there are current Board members plus the number of permitted Investor Nominees; and (ii) cause each permitted Investor Nominee to become a member of the Board through any required action of the then current Board. After the expiration of the initial term of an Investor Nominee, at each successive annual or special meeting of the shareholders of the General Partner at which directors are to be elected by shareholders, the Rights Holders, as a group, shall have the right to nominate for election to the Board the applicable number of Investor Nominees which they are entitled to nominate, as provided in paragraph (a) above and the General Partner will take action, or refrain from taking action, as the case may  be,  with
respect  to  such  nominees as provided  in  Section  6.1(e).   The
General Partner agrees that it will not cause to be nominated for election to the Board more than that number of individuals as shall equal the size of the Board less the number of permitted Investor Nominee(s). Notwithstanding anything to the contrary contained herein, the Rights Holders' rights with respect to Investor Nominee(s) shall be terminated on and after the Rights Termination Date.

To the extent that an Investor Nominee that has been elected by the shareholders is currently serving on the Board upon the occurrence of the Rights Termination Date, such Investor Nominee may continue to serve as a director until the end of his or her then current term.

      (c) Each Investor Nominee shall be paid the same compensation and reimbursements for serving as a director as that paid to other non-employee directors and shall be indemnified by the General Partner to the same extent as the other non-employee directors.

      (d) The Rights Holders will not name any person as an Investor Nominee if: (i) such person is not reasonably experienced in business, financial or real estate matters; (ii) such person has been convicted of, or has pled nolo contendere to, a felony; (iii) the election of such person would violate any law; or (iv) any event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the 1934 Act has occurred with respect to such person.

      (e) The General Partner will support the nomination of and the election of each Investor Nominee to the Board, and the General Partner will exercise all authority under applicable law to cause each Investor Nominee to be elected to the Board. Without limiting the generality of the foregoing, with respect to each meeting of shareholders of the General Partner at which directors  are  to  be elected, the General Partner shall use its reasonable efforts to solicit from, and shall refrain from taking any action which may hinder the solicitation of, the shareholders of the General Partner eligible to vote in the election of directors proxies in favor of each Investor Nominee. In addition, the General Partner will take such further action as may be reasonably requested by the Investor Group Representative to insure that each Investor Nominee is added to the Board, provided that such action shall not be prohibited by Maryland corporate law, federal securities laws or the rules and regulations promulgated by the New York Stock Exchange. Further, subject to the requirements of Maryland corporate law, federal securities laws and the rules and regulations of the New York Stock Exchange, the General Partner will refrain from taking any action with respect to, and will make all reasonable efforts to prevent, the removal of any Investor Nominee serving on the Board. In the event that an Investor Nominee is not elected to the Board by the shareholders or is removed from the Board, the Rights Holders shall have the right to appoint a representative to attend all Board and committee meetings. In such event, the appointed representative shall be notified and invited to attend each Board and committee meeting and shall have access to the minutes of each Board and committee meeting and to any materials distributed at those meetings. Unless otherwise notified in writing by the Investor Group Representative, the General Partner shall deem the most recent Investor Nominee to be the representative so appointed by the Rights Holders.

     6.2 Committee Representation. During such time as the Rights Holders are entitled pursuant to Section 6.1(a) to have at least one Investor Nominee on the Board, at least one director who is an Investor Nominee shall serve on each Key Committee. Notwithstanding the foregoing, if none of the directors who are Investor Nominees would be considered "independent" of the General Partner or "disinterested" (i) for purposes of any applicable rule of the New York Stock Exchange or any other securities exchange or other self-regulating organization (such as the National Association of Securities Dealers) requiring that members of the Audit Committee of the Board be independent of the General Partner;
(ii) for purposes of any law or regulation that requires, in order to obtain or maintain favorable tax, securities, corporate law or other material legal benefits with respect to any plan or arrangement for employee compensation or benefits, that the members of the committee of the Board charged with responsibility for such plan or committee formed in connection with any transaction or potential transaction involving the General Partner and any of the Rights Holders or any group of which any of the Rights Holders is a member or such other transaction or potential transaction which would involve an actual or potential conflict of interest on the part of the director who is an Investor Nominee, then the director who is the Investor Nominee shall not be required to be appointed to any such committee. The committees of the Board shall be organized such that, to the extent practicable, the items to be considered by a Key Committee on which no director who is an Investor Nominee may serve (for the reasons described in the preceding sentence) shall be limited to those specific items which provide the basis for preventing the director who is an Investor Nominee from serving on such Key Committee. With respect to the committees on which no Investor Nominee may serve as described above in this Section 6.2, an Investor Nominee shall be notified and invited to attend each committee meeting and shall have access to the minutes of each committee meeting and to any materials distributed at those meetings.

      6.3 Vacancies. In the event that an Investor Nominee shall cease to serve as a director for any reason other than the fact that Rights Holders no longer have a right to nominate a director, as provided in Section 6.1(a), the vacancy resulting thereby shall be filled by an Investor Nominee designated by the Rights Holders, as a group; provided, however, that any Investor Nominee so designated shall satisfy the qualification requirements set forth in Section 6.1(d). Such replacement Investor Nominee shall serve until the next following annual meeting of shareholders. The General Partner will add the replacement Investor Nominee initially in accordance with the procedures specified in Section 6.1(b). After the expiration of the initial term, the General Partner will support the nomination of and the election of each replacement Investor Nominee to the Board, and the General Partner will exercise all authority under applicable law to cause each replacement Investor Nominee to be elected to the Board. Without limiting the generality of the foregoing, with respect to each meeting of shareholders of the General Partner at which directors are to be elected, the General Partner shall use its reasonable efforts to solicit from, and shall refrain from taking any action which may hinder the solicitation of, the shareholders of the General Partner eligible to vote in the election of directors proxies in favor of each Investor Nominee. In addition, the General Partner will take such further action as may be reasonably requested by the Investor Group Representative to insure that each replacement Investor Nominee is added to the Board, provided that such action shall not be prohibited by Maryland corporate law, federal securities laws or the rules and regulations promulgated by the New York Stock Exchange. Further, subject to the requirements of Maryland corporate law, federal securities laws and the rules and regulations of the New York Stock Exchange, the General Partner will take no action with respect to and will make all reasonable efforts to prevent, the removal of any such replacement Investor Nominee serving on the Board.

     6.4  Rights  Approval.

     (a) Prior to the Rights Termination Date, the General Partner agrees that it will not take any of the following actions without the approval of the majority of the directors:

           (i) authorize the issuance of any additional HP Shares, other than as already provided for with respect to the General Partner's Stock Option Plan and the General Partner's Dividend Reinvestment, Stock Purchase, Resident Stock Purchase and Employee Stock Purchase Plan;

           (ii) appoint any new officers of the General Partner or remove any existing officers; and

           (iii) approve the payment of any dividends or distributions to its shareholders.

     (b) Prior to the Rights Termination Date, the General Partner agrees that it will not take any of the following actions without obtaining the prior written consent of the Rights Holders, as a group:

           (i) create a new class of stock or re-classify any of its stock if such creation or re-classification would adversely affect the rights or benefits of the Class A Interest Holders;

            (ii) amend the General Partner's Articles of Incorporation or By-laws if such amendment would adversely affect the rights or benefits of, or impose any obligations on, the Class A Interest Holders;
           (iii) on its own behalf, commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law; and

           (iv) reduce the Ownership Limit, as described in Section
     7.2.1 of its Articles of Amendment and Restatement of its Articles of Incorporation to below 8%.

      (c) The General Partner shall provide the Investor Group Representative with a written request for the approval of any matter described in paragraph (b) of this Section 6.4. Such written notice shall include a reasonable description of the matter for which

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

approval is sought and shall be made in accordance  with
the provisions of Section 8.7. If the Investor Group Representative does not respond within fifteen (15) Business Days after the date of receipt of such a written request , the Rights Holders shall be deemed to have approved the matter as to which their approval was sought.

      (d) With respect to their rights pertaining to Investor Nominees, as described in Section 6.1 of this Agreement and their approval rights pursuant to paragraph (b) of Section 6.4, the Rights Holders shall only be permitted to act as a group. In the event that there is more than one Rights Holder, the Rights Holders shall select one Person to act as their Investor Group Representative and shall so notify the General Partner. SMRS shall be the initial Investor Group Representative. Upon failure of the Rights Holders to select an Investor Group Representative, the largest single holder of Class A Interests shall be designated by the General Partner as the Investor Group Representative. The General Partner and the Partnership shall be entitled and obligated to rely on any and all notifications and directions given to it by the Investor Group Representative and shall have no obligation to verify that such notifications and directions constitute the consensus of the Rights Holders. In addition, upon receipt of notice from any or all other Rights Holders that such notifications and directions do not constitute the consensus of the Rights Holders, the General Partner and the Partnership shall still be obligated to follow the directions of the Investor Group Representative.

7.   Purchase Rights.

     7.1 Private Offering. From and after the date hereof, to and including the earlier to occur of: (i) the Rights Termination Date; and (ii) the last day of the 9.0% Preferred Return Period (as defined in Amendment No. 9), the Class A Interest Holders shall have the right to purchase securities on the same terms as those sold by the General Partner or the Partnership in Private Offerings. Notwithstanding the above, the Class A Interest Holders' right to purchase securities shall not apply to offerings of Partnership Interests by the Partnership as consideration for the purchase of property or real estate operating businesses by the Partnership. In the event that the General Partner or the Partnership conducts any Private Offering, it shall inform each of the Class A Interest Holders in writing of the material terms of the Private Offering, including but not limited to the anticipated or actual number of securities, the anticipated or actual price for the securities and any rights and powers associated with the securities. The purchase price to be paid by the Class A Interest Holders for any securities to be purchased in any Private Offering pursuant to this Section 7.1 shall be the same price as is paid by the other participants in that Private Offerings provided that the purchase price to be paid by the Class A Interest Holders shall not include payment of any underwriting or brokers' mark-up, commission, or any other fees. Each Class A Interest Holder shall have ten (10) Business Days after the receipt of the above written notice to provide written notice to the General Partner or the Partnership, as applicable, as to whether such Class A Interest Holder wishes to purchase securities on the same terms as the Private Offering. If a Class A Interest Holder does wish to purchase securities on the same terms as the Private Offering, it shall indicate the number of securities that it wishes to purchase and it shall purchase that number of those securities on the later of: (i) the closing date of the Private Offering; and (ii) ten
(10) Business Days following the receipt by the Interest Holder of the written notice of the

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

Private Offering.  Each Class A Interest
Holder shall have the right to purchase no more than that amount of securities as shall be necessary for that Interest Holder to maintain the same Equity Ownership as it had prior to the completion of the Private Offering. Failure of any Class A Interest Holder to respond within ten (10) Business Days after the date of receipt by that Class A Interest Holder of the written notice from the General Partner or the Partnership shall be deemed to mean that such Class A Interest Holder does not wish to purchase securities on the same terms as the Private Offering. At the General Partner's or the Partnership's option, if a Class A Interest Holder exercises its right to purchase securities under this Section 7.1, the securities to be purchased may be allocated from the securities sold in the Private Offering or the General Partner or the Partnership, as applicable, may issue to that Class A Interest Holder additional securities, having the same terms as those sold in the Private Offering provided that the same Equity Ownership is maintained. In the event that the securities being sold consist of HP Shares, the Class A Interest Holder shall have the right, at its option, to purchase Units in the Partnership in lieu of HP Shares.

      7.2 Public Offerings. From and after the date hereof to and including the earlier to occur of: (i) the Rights Termination Date; or (ii) the last day of the 9.0% Preferred Return Period, the Class A Interest Holders shall have the right to purchase securities in Public Offerings on the terms described below. The General Partner and the Partnership agree that they shall use their reasonable business efforts to cause the sale to any Class A Interest Holder of any securities in a Public Offering subject to this Section 7.2 to be excluded from the terms of any underwriting or similar agreement entered into by the General Partner or the Partnership as those terms relate to the payment of fees or commissions to the underwriter or the entitlement of the underwriter to a discount from the Public Price (defined below). The General Partner or the Partnership shall provide each Class A Interest Holder with a copy of the registration statement, together with any prospectus supplement thereto, relating to any Public Offering promptly after such registration statement and prospectus supplement have been filed with the SEC. No less than two (2) Business Days prior notice to the date upon which the price (the "Public Price") of the securities to be sold in any such Public Offering is anticipated to be set (the "Pricing Date"), the General Partner or the Partnership shall also provide each Class A Interest Holder with a written notice of the Pricing Date and a copy of the draft prospectus or prospectus supplement, as the case may be. In addition, the General Partner or the Partnership shall promptly provide each Class A Interest Holder with written notification of the Public Price after it has been set and of the Pricing Date after it has occurred. If a Class A Interest Holder does wish to purchase securities in the Public Offering, it shall indicate in a written notice to the General Partner or the Partnership the number of such securities that it wishes to purchase and it shall purchase that number of those securities as described below. If a Class A Interest Holder shall provide written notice that it wishes to purchase securities prior to the time at which the Public Price is set, then the price to be paid for the securities by such Class A Interest Holder shall be the per share amount equal to the greater of: (i) the price per share to be paid by the underwriter in the related Public Offering; or (ii) ninety-seven percent (97%) of the per share Public Price and payment at that price shall be made on the closing of the Public Offering. If the Class A Interest Holder provides written notice that it wishes to purchase securities prior to the time at which the Public Price is set, the Class A Interest Holder may specify a maximum price at

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

which  it  is  willing  to
purchase shares in the Public Offering. If a Class A Interest Holder shall provide written notice that it wishes to purchase securities after the time at which the Public Price is set, then the price to be paid for the securities by such Class A Interest Holder shall be the Public Price and payment at that price shall be made no later than ten (10) Business Days after the Pricing Date in all events. Each Class A Interest Holder shall have the right to purchase no more than that amount of securities as shall be necessary for that Class A Interest Holder to maintain the same Equity Ownership as it had prior to the completion of the Public Offering. Failure of the Class A Interest Holder to respond within ten (10) Business Days after the Pricing Date shall be deemed to mean that such Class A Interest Holder does not wish to purchase securities in the Public Offering. At the General Partner's or the Partnership's option, if a Class A Interest Holder exercises its right to purchase securities under this Section 7.2, the securities to be purchased thereunder by that Class A Interest Holder may be allocated from the securities sold in the Public Offering or the General Partner or the Partnership, as applicable, may issue to that Class A Interest Holder additional securities, having the same terms as those sold in the Public Offering provided that the same Equity Ownership is maintained. In the event that the securities being sold consist of HP Shares, the Class A Interest Holder shall have the right, at its option, to purchase Units in the Partnership in lieu of HP Shares.

      7.3 Exception to Purchase Rights. Notwithstanding the provisions of Sections 7.1 and 7.2 above, a Class A Interest Holder shall not have the right to exercise its rights under those sections if, in the written opinion of legal counsel to the General Partner, such exercise would render the General Partner unable to qualify as a REIT for federal income tax purposes or if, in the written opinion of legal counsel to the Partnership, such exercise would result in the Partnership being treated as an association taxable as a corporation.

8.   Miscellaneous Provisions.

     8.1 Survival. All representations, warranties and covenants and agreements of the parties contained herein, including indemnity or indemnification agreements contained herein, or in any Schedule or Exhibit hereto, or any certificate, documents or other instrument delivered in connection herewith shall survive the Closing Date.

     8.2   Indemnification  by   the  General  Partner  and   the
Partnership. From and after the Closing Date, the General Partner and the Partnership shall indemnify and hold harmless SMRS, its successors and assigns, from and against any and all loss and expenses (including, without limitation, reasonable attorneys' fees and expenses), suffered, directly or indirectly, by SMRS by reason of, or arising out of: (i) any breach as of the date made or deemed made or required to be true of any representation or warranty made by the General Partner or the Partnership in or pursuant to this Agreement and any statements made in any certificate delivered pursuant to this Agreement; or (ii) any failure by the General Partner or the Partnership to perform or fulfill any of their covenants or agreements set forth herein, or in any other agreement contemplated hereby. Notwithstanding any other provision of this Agreement to the contrary, in no event shall loss and expenses include a party's incidental or consequential damages.

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

       8.3 Third-Party Claims. If a claim by a third party is made against an indemnified party and if such indemnified party intends to seek indemnity with respect thereto under Section 8.2, such indemnified party shall promptly notify the General Partner and the Partnership in writing of such claims setting forth such claims in reasonable detail. The General Partner and the Partnership shall have 10 days after receipt of such notice to undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the indemnified party shall cooperate with it in connection therewith. Notwithstanding the above, the indemnified party may participate in such settlement or defense through counsel chosen by such indemnified party, provided that the fees and expenses of such counsel shall be borne by such indemnified party, unless: (i) the employment of counsel by the indemnified party has been authorized by the General Partner and the Partnership; or (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the General Partner and the Partnership on the one hand and the indemnified party on the other in the conduct of the defense of such action which would materially hinder the ability of counsel to the General Partner and the Partnership to represent the indemnified party. The indemnified party shall not pay or settle any claim which the General Partner or the Partnership is contesting. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the General Partner and the Partnership. If the General Partner or the Partnership does not promptly notify the indemnified party within 10 days after the receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim at the expense of the General Partner and the Partnership, but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

      8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

      8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

      8.6 Entire Agreement. This Agreement (including agreements incorporated herein) and the Schedules and Exhibits hereto, Amendment No. 9, the Registration Rights Agreement,the Lock-up Letter and all other agreements or other instruments executed by the parties hereto prior to the Closing Date contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

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

      8.7 Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the General Partner and the Partnership shall be addressed to:

          Home Properties of New York, Inc.
          850 Clinton Square
          Rochester, New York 14604
          Attn:  Amy L. Tait
          (716) 546-4900
          Telecopier No.: (716) 546-5433

with a copy to:

          Ann M. McCormick, Esq.
          c/o Home Properties of New York, Inc.
          850 Clinton Square
          Rochester, New York 14604
          (716) 546-4900
          Telecopier No.:  (716) 546-5433

or at such other address and to the attention of such other person as the General Partner or the Partnership may designate by written notice to SMRS. Notices to SMRS shall be addressed to:

          Express Mail:

          Mortgage and Real Estate Division
          Michigan Department of Treasury
          430 West Allegan
          Lansing, Michigan 48922
          Attn:  Administrator
          (517) 373-0702
          Telecopy No: (517) 373-0635

          Other Mail:

          Mortgage and Real Estate Division
          Michigan Department of Treasury
          P.O. Box 15128
          Lansing, Michigan  48901
          Attn:  Administrator

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

with a copy to:

          Michigan Department of Attorney General
          Finance and Development Division
          One Michigan Avenue Building
          120 North Washington Square
          Lansing, Michigan 48933
          Attn:  Assistant in Charge
          (517) 373-1130
          Telecopy No: (517) 335-3088

and an additional copy to:

          Rogers & Wells
          200 Park Avenue
          New York, New York 10166-0153
          Attn:  Jay Bernstein

or at such other address and to the attention of such other person as SMRS may designate by written notice to the General Partner.

Notices to other Rights Holders, Class A Interest Holders and the Investor Group Representative shall be by the above means and to such addresses and to the attention of such person as the Rights Holders, Class A Interest Holders and the Investor Group Representative may designate by written notice to the General Partner.

For purposes of this Agreement, the Investor Group Representative and SMRS will only be deemed to have received any notice upon the written acknowledgment by one individual designated by the Investor Group Representative with authority to acknowledge such receipt or upon refusal by any such designee to accept receipt of any notice. The Investor Group Representative shall at all times provide the General Partner with a written designation of at least two individuals or titles of positions that are so designated with authority to acknowledge receipt of written notices.

In all cases where a failure by the Rights Holders, Class A Interest Holders and/or the Investor Group Representative to respond within a specified time frame shall be deemed to be their approval pursuant to this Agreement or to mean that they do not wish to purchase securities pursuant to this Agreement, then the written notice or request provided by the General Partner as described in this agreement hereof shall specifically state that a failure to respond within the indicated time frame shall be deemed to be an approval of the matter for which approval was sought.

      8.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. It is hereby agreed that any internal re-structuring or re-organization of SMRS shall not be deemed to be an assignment to a third party.

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

      8.9   Headings.   The  Section, Article  and  other  headings
contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

      8.10 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the party of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

      8.11 Interpretation. For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified; (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified; (iv) the word "or" shall not be exclusive; and (v) provisions shall apply, when appropriate, to successive events and transactions.

      8.12 Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

      8.13 Further Assurances. The General Partner, the Partnership and SMRS agree that, from time to time, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof.

      8.14 Specific Performance. The General Partner and the Partnership each acknowledge that, in view of the uniqueness of the parties hereto, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

     8.15 Schedules. Any matter set forth on any Schedule shall be deemed to be referred to on all other Schedules to which such matter logically relates and where such reference would be appropriate and can reasonably be inferred from the matters disclosed on the first Schedule as it is set forth on such other Schedules.

      IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.

                    HOME PROPERTIES OF NEW YORK, INC.


               By:  /s/ Amy L. Tait
                    Amy L. Tait, Executive Vice President


                    HOME PROPERTIES OF NEW YORK, L.P.
               By:  Home Properties of New York, Inc.
                    General Partner


               By:  /s/ Amy L. Tait
                    Amy L. Tait, Executive Vice President


               STATE TREASURER OF THE STATE OF MICHIGAN,
               CUSTODIAN OF MICHIGAN PUBLIC SCHOOL
               EMPLOYEES' RETIREMENT SYSTEM, STATE
               EMPLOYEES' RETIREMENT SYSTEM, MICHIGAN
               STATE POLICE RETIREMENT SYSTEM AND MICHIGAN
               JUDGES' RETIREMENT SYSTEM


               By:  /s/ Philip L. Van Syckle
                    Philip L. Van Syckle
                    Administrator
                    Mortgage and Real Estate Division

Page 35